                                                                 EXHIBIT 99.1






                           FORD MOTOR CREDIT COMPANY

                                AND SUBSIDIARIES

                1995 AUDIT OF CONSOLIDATED FINANCIAL STATEMENTS

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Stockholder of Ford Motor Credit Company:

We have audited the consolidated balance sheets of Ford Motor Credit Company and Subsidiaries at December 31, 1995 and 1994, and the related consolidated statements of income and of earnings retained for use in the business and cash flows for each of the three years in the period ended December 31, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Ford Motor Credit Company and Subsidiaries at December 31, 1995 and 1994, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1995 in conformity with generally accepted accounting principles.





Detroit, Michigan
January 26, 1996

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                CONSOLIDATED STATEMENT OF INCOME AND OF EARNINGS
                        RETAINED FOR USE IN THE BUSINESS

                                 (in millions)

                                                                        FOR THE YEARS ENDED DECEMBER  31
                                                                  ---------------------------------------------
                                                                      1995             1994             1993
                                                                  -----------      -----------      -----------
Financing revenue
   Operating leases                                                $ 7,018.4         $ 5,343.2         $3,602.6
   Retail                                                            3,605.6           3,231.5          3,305.2
   Wholesale                                                         1,407.7             964.8            679.6
   Diversified                                                         152.2             119.8            143.9
   Other                                                               332.5             267.6            221.1
                                                                   ---------         ---------         --------

           Total financing revenue                                  12,516.4           9,926.9          7,952.4

Investment and other income                                            593.7             462.4            386.0
                                                                   ---------         ---------         --------

           Total revenue                                            13,110.1          10,389.3          8,338.4

Expenses
   Depreciation on operating leases                                  5,040.9           3,910.0          2,675.7
   Interest expense                                                  4,957.2           3,540.8          2,919.3
   Operating expenses                                                  984.2             925.4            796.5
   Provision for credit losses                                         437.9             246.5            270.2
                                                                   ---------         ---------         --------

           Total expenses                                           11,420.2           8,622.7          6,661.7
                                                                   ---------         ---------         --------

Equity in net income of affiliated companies                           255.4             232.5            198.3
                                                                   ---------         ---------         --------

Income before income taxes                                           1,945.3           1,999.1          1,875.0

Provision for income taxes                                             535.9             675.7            673.3
                                                                   ---------         ---------         --------

Income before minority interest                                      1,409.4           1,323.4          1,201.7

Minority interest in net income of subsidiaries                         14.2              10.7              7.9
                                                                   ---------         ---------         --------

Net income                                                           1,395.2           1,312.7          1,193.8

Earnings retained for use in the business
  Beginning of year                                                  5,848.6           4,899.9          3,956.1
  Cash dividends                                                      (600.0)           (364.0)          (250.0)
                                                                   ---------         ---------         --------

           End of year                                             $ 6,643.8         $ 5,848.6         $4,899.9
                                                                   =========         =========         ========

The accompanying notes are part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET

                                 (in millions)

                                                                                           DECEMBER 31
                                                                                -----------------------------
                                    ASSETS                                            1995            1994
                                                                                -------------   -------------
Cash and cash equivalents                                                          $ 1,355.9        $   292.0

Investments in securities                                                            1,914.1          1,596.3

Finance receivables, net                                                            61,043.8         56,946.5

Net investment, operating leases                                                    24,810.8         19,993.9

Notes and accounts receivable from affiliated
     companies                                                                         420.7            250.3

Equity in net assets of affiliated companies                                         1,728.0          1,346.5

Other assets                                                                         3,293.4          2,799.0
                                                                                   ---------        ---------

             Total assets                                                          $94,566.7        $83,224.5
                                                                                   =========        =========


                     LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
   Accounts payable
     Trade, customer deposits, and
        dealer reserves                                                            $ 1,579.4        $ 1,326.5
     Affiliated companies                                                              608.7            496.0
                                                                                   ---------        ---------

             Total accounts payable                                                  2,188.1          1,822.5

   Debt                                                                             79,167.1         70,440.4

   Deferred income taxes                                                             3,027.0          2,405.9

   Other liabilities and deferred income                                             1,913.6          1,495.6
                                                                                   ---------        ---------

             Total liabilities                                                      86,295.8         76,164.4

Minority interest in net assets of subsidiaries                                        717.2            397.5

STOCKHOLDER'S EQUITY
   Capital stock, par value $100 a share, 250,000
        shares authorized, issued and outstanding                                       25.0             25.0
   Paid-in surplus (contributions by stockholder)                                      917.3            917.3
   Unrealized gain/(loss) on investments in
        securities available for sale, net of taxes                                     30.9            (70.0)
   Foreign currency translation adjustments                                            (63.3)           (58.3)
   Earnings retained for use in the business                                         6,643.8          5,848.6
                                                                                   ---------        ---------

             Total stockholder's equity                                              7,553.7          6,662.6
                                                                                   ---------        ---------

             Total liabilities and stockholder's equity                            $94,566.7        $83,224.5
                                                                                   =========        =========



         The accompanying notes are part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                 (in millions)

                                                                             FOR THE YEARS ENDED DECEMBER 31
                                                                     ------------------------------------------------
                                                                          1995             1994              1993
                                                                     -------------    -------------   ---------------
Cash flows from operating activities
   Net income                                                          $   1,395.2       $  1,312.7       $  1,193.8
   Adjustments to reconcile net income to
        net cash provided by operating
        activities
     Provision for credit losses                                             437.9            246.5            270.2
     Depreciation and amortization                                         5,087.7          3,969.4          2,745.8
     Gain on sales of finance receivables                                    (69.2)           (11.4)           (92.5)
     Equity in net income of affiliates                                     (255.4)          (232.5)          (198.3)
     Deferred income taxes                                                   613.9            349.3            565.3
     Changes in the following items
        Other assets                                                        (582.3)          (186.6)          (327.0)
        Other liabilities                                                    594.9            625.4            229.1
     Other                                                                   211.8            (23.4)            27.4
                                                                       -----------       ----------       ----------

           Net cash provided by
               operating activities                                        7,434.5          6,049.4          4,413.8
                                                                       -----------       ----------       ----------

Cash flows from investing activities
   Purchase of finance receivables
     (other than wholesale)                                              (29,694.3)       (29,666.3)       (27,191.3)
   Collection of finance receivables
     (other than wholesale)                                               23,608.1         24,797.4         21,341.6
   Net change in wholesale receivables                                    (2,254.9)        (4,550.4)        (1,641.6)
   Proceeds from sales of finance receivables
     and operating leases                                                  4,360.3          3,105.1          2,521.3
   Purchase of operating lease vehicles                                  (17,136.6)       (14,842.5)        (9,908.0)
   Liquidation of operating lease vehicles                                 6,704.5          3,448.9          2,317.8
   Other                                                                    (347.7)          (484.6)            53.9
                                                                       -----------       ----------       ----------

           Net cash used in
               investing activities                                      (14,760.6)       (18,192.4)       (12,506.3)
                                                                       -----------       ----------       ----------

Cash flows from financing activities
   Proceeds from issuance of long-term debt                               11,805.7         10,721.1         12,934.9
   Principal payments on long-term debt                                   (5,185.7)        (8,035.7)        (6,326.2)
   Change in short-term debt, net                                          2,028.5          8,898.0          2,568.4
   Cash dividends paid                                                      (600.0)          (364.0)          (250.0)
   Other                                                                     338.8            225.4           (132.8)
                                                                       -----------       ----------       ----------

           Net cash provided by
               financing activities                                        8,387.3         11,444.8          8,794.3

Effect of exchange rate changes on
     cash and cash equivalents                                                 2.7             (2.1)            (4.5)
                                                                       -----------       ----------       ----------

           Net change in cash and cash equivalents                         1,063.9           (700.3)           697.3

Cash and cash equivalents, beginning of year                                 292.0            992.3            295.0
                                                                       -----------       ----------       ----------

Cash and cash equivalents, end of year                                 $   1,355.9       $    292.0       $    992.3
                                                                       ===========       ==========       ==========

Supplementary cash flow information
   Interest paid                                                       $   4,676.0       $  3,494.2       $  2,871.6
   Taxes paid                                                                 66.0            341.2            101.2


The accompanying notes are part of the financial statements.

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

                         NOTES TO FINANCIAL STATEMENTS


NOTE 1.  ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Ford Motor Credit Company ("Ford Credit") and its majority owned domestic and foreign subsidiaries and joint ventures. Use of estimates as determined by management is required in the preparation of consolidated financial statements in conformity with generally accepted accounting principles. Affiliates that are 20-50 percent owned, principally Ford Holdings, Inc. ("Ford Holdings"), are included in the consolidated financial statements on an equity basis. Ford Credit is a wholly owned subsidiary of Ford Motor Company ("Ford").

Nature of Operations

Ford Credit, its subsidiaries and affiliates operate in two industry segments -- financing and insurance. Financing operations primarily consist of: the purchase from franchised Ford vehicle dealers of retail installment sale contracts and retail leases; wholesale financing and capital loans to franchised Ford vehicle dealers and other franchises associated with such dealers; loans to vehicle leasing companies; and diversified financing. In addition, wholly owned subsidiaries of Ford Credit provide these financing services in the United States and Canada to other vehicle dealers. Insurance operations conducted through Ford Credit's equity investment in Ford Holdings consist of: single premium deferred annuities; property and casualty insurance relating to extended service plan contracts for new and used vehicles manufactured by affiliated and nonaffiliated companies, primarily originating from Ford dealers; credit life and credit disability insurance for retail purchasers of vehicles and equipment; and physical damage insurance covering vehicles and equipment financed at wholesale by Ford Credit and its subsidiaries. See also Note 3 for information regarding Ford Credit's ownership changes of Ford Holdings.

Ford Credit, through certain of its subsidiaries and joint ventures, operates in several foreign countries, the most significant of which are Canada, Australia, and Mexico.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 1.  ACCOUNTING POLICIES (continued)

Revenue Recognition

Revenue from finance receivables is recognized using the interest (actuarial) method. Certain loan origination costs are deferred and amortized to financing revenue over the life of the related loans using the interest method. Rental revenue on operating leases is recognized on a straight-line basis over the term of the lease. The recognition of revenue on loans is discontinued at the time a loan is determined to be impaired. Any amounts collected are recognized first as a reduction of principal. Subsequent amounts collected are treated as a recovery.

Agreements with Ford and other affiliates provide for interest supplements and other support payments to Ford Credit on certain financing and leasing transactions. These payments are recognized as income over the period that the related finance receivables and leases are outstanding.

Sale of Receivables

Ford Credit periodically sells finance receivables through special purpose subsidiaries, retains the servicing rights, and is paid a servicing fee. The estimated fair value of the excess servicing fee is recorded as an asset at the date of sale and is accounted for as an adjustment to the sales price of the sold receivables.

Estimated gains or losses from the sale of finance receivables are recognized in the period in which the sale occurs. In determining the gain or loss on each qualifying sale of finance receivables, the investment in the sold receivable pool is allocated between the portion sold and the portion retained based on their relative fair values at the date of sale (see Note 7).

Normal servicing fees are earned as collected over the remaining term of the related sold finance receivables. The excess servicing asset is amortized over the term of the sold receivables using the interest method.

Depreciation

Depreciation expense on operating leases is provided on a straight-line basis over the term of the lease in an amount necessary to reduce the leased vehicle to its estimated residual value at the end of the lease term. Gains or losses upon disposal and adjustments to reflect impairment of the vehicle's residual value are also included in depreciation expense.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 1.  ACCOUNTING POLICIES (continued)

Allowance for Credit Losses

An allowance for estimated credit losses is established for impaired loans based on the provisions of Statement of Financial Accounting Standards No. 114 ("SFAS 114"). Additional amounts are provided as required based on historical experience and other factors that affect collectibility. Finance receivables and lease investments are charged to the allowance for credit losses when an account is deemed to be uncollectible, taking into consideration the financial condition of the borrower or lessee, the value of the collateral, recourse to guarantors and other factors. Collateral held for resale included in other assets is carried at its estimated fair value at the date of repossession net of estimated disposal costs. Any difference between the estimated fair value of the investment in the receivable or lease and the actual sales price of the underlying collateral is charged to the allowance for credit losses. Recoveries on finance receivables and lease investments previously charged off as uncollectible are credited to the allowance for credit losses.

Derivative Financial Instruments

Ford Credit has entered into agreements to manage exposures to fluctuations in interest rates and foreign exchange. These agreements are used to hedge exposure created by the difference in maturities of funding sources versus the average maturities of finance receivables and operating leases and to hedge debt denominated in foreign currencies. All such instruments are classified as "held for purposes other than trading"; company policy specifically prohibits the use of derivatives for speculative purposes.

Interest rate swap agreements are used to manage the effects of interest rate fluctuations. The differential paid or received on interest rate swap agreements is recognized on an accrual basis as an adjustment to interest expense. Gains and losses on terminated interest rate swaps are amortized and reflected in interest expense over the remaining term of the original agreement.

Foreign currency swap agreements are used to manage foreign exchange exposure. The differential paid or received on currency swaps is recognized on an accrual basis as an adjustment to interest expense. Gains and losses on the foreign currency swap agreements are recognized during the period of the related transactions.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 1.  ACCOUNTING POLICIES (continued)

Foreign Currency Translation

Revenues, costs and expenses of foreign subsidiaries are translated to U.S. dollars at average-period exchange rates. Assets and liabilities of foreign subsidiaries are translated to U.S. dollars at year-end exchange rates with the effects of these translation adjustments being reported in a separate component of stockholder's equity. The change in this account results from translation adjustments recorded during the year.

Cash Equivalents

Ford Credit considers investments purchased with a maturity of three months or less to be cash equivalents.

Financial Statement Reclassifications

Certain amounts in prior years financial statements have been reclassified to conform with current year presentation.

Impairment of Long-Lived Assets and Certain Identifiable Intangibles

Statement of Financial Accounting Standards No. 121 ("SFAS 121"), "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of," was issued in March 1995. The standard is required to be adopted effective January 1, 1996. The effect of adopting SFAS 121 is not expected to be material.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2.  MARKETABLE AND OTHER SECURITIES

Available-for-sale securities are recorded at fair value with unrealized gains and losses excluded from income and reported, net of tax, in a separate component of stockholder's equity. At December 31, 1995 and 1994, the amount reported in stockholder's equity includes Ford Credit's equity interest in Ford Holdings' investment portfolio. Held-to-maturity securities are recorded at amortized cost. Equity securities which do not have readily determinable fair values are recorded at cost. The basis of cost used in determining realized gains and losses is specific identification.

The fair value of substantially all securities was estimated based on quoted market prices for those securities. For securities for which there were no quoted market prices, the estimate of fair value was based on similar types of securities that are traded in the market. Investments in securities at December 31, 1995 were as follows:

                                                                 GROSS            ESTIMATED         MEMO:
                                                AMORTIZED      UNREALIZED           FAIR            BOOK
                                                  COST           GAINS              VALUE           VALUE
                                              ------------    ----------       -------------    ------------
                                                                       (in millions)
Available-for-sale securities
-----------------------------

Debt securities issued by the
   U.S. government and agencies               $        9.1    $         0.1    $         9.2    $        9.2

Held-to-maturity securities
---------------------------

Municipal securities                               1,041.6             57.6          1,099.2         1,041.6
Corporate debt securities                             47.9              1.8             49.7            47.9
                                              ------------    -------------    -------------    ------------

       Total held-to-maturity
          securities                               1,089.5             59.4          1,148.9         1,089.5
                                              ------------    -------------    -------------    ------------

       Total investments in
          securities with readily
          determinable fair values                 1,098.6             59.5          1,158.1         1,098.7

Other non-marketable equity
   securities                                        815.4                -            815.4           815.4
                                              ------------    -------------    -------------    ------------

       Total investments in
          securities                          $    1,914.0    $        59.5    $     1,973.5    $    1,914.1
                                              ============    =============    =============    ============





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2. MARKETABLE AND OTHER SECURITIES (continued)

Investments in securities at December 31, 1994 were as follows:

                                                                  GROSS          ESTIMATED          MEMO:
                                                AMORTIZED       UNREALIZED          FAIR            BOOK
                                                  COST           LOSSES            VALUE            VALUE
                                              ------------    -------------    -------------    ------------
                                                                          (in millions)
Available-for-sale securities
-----------------------------

Debt securities issued by the
   U.S. government and agencies               $        4.8    $           -    $         4.8    $        4.8

Held-to-maturity securities
---------------------------

Municipal securities                                 687.5              5.7            681.8           687.5
Corporate debt securities                             52.1              0.4             51.7            52.1
Redeemable preferred stock                            40.0              0.1             39.9            40.0
                                              ------------    -------------    -------------    ------------

       Total held-to-maturity
          securities                                 779.6              6.2            773.4           779.6
                                              ------------    -------------    -------------    ------------

       Total investments in
          securities with readily
          determinable fair values                   784.4              6.2            778.2           784.4

Other non-marketable equity
   securities                                        811.9                -            811.9           811.9
                                              ------------    -------------    -------------    ------------

       Total investments
          in securities                       $    1,596.3    $         6.2    $     1,590.1    $    1,596.3
                                              ============    =============    =============    ============





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 2. MARKETABLE AND OTHER SECURITIES (continued)

The amortized cost and fair value of investments in available-for-sale securities and held-to-maturity securities at December 31, 1995, by contractual maturity, were as follows:

                                        AVAILABLE-FOR-SALE                        HELD-TO-MATURITY
                       ---------------------------------------------  -----------------------------------------
                                         ESTIMATED        MEMO:                      ESTIMATED        MEMO:
                           AMORTIZED        FAIR          BOOK         AMORTIZED       FAIR           BOOK
                            COST           VALUE          VALUE          COST         VALUE           VALUE
                       -------------  -------------  -------------  -------------  -------------  ------------
                                                           (in millions)
Due in one
   year or less        $           -  $           -  $           -  $        39.9  $        39.9  $       39.9

Due after one
   year through
   five years                    7.4            7.5            7.5          164.9          164.9         164.9

Due after five
   years through
   ten years                     1.7            1.7            1.7          884.7          944.1         884.7
                       -------------  -------------  -------------  -------------  -------------  ------------

                       $         9.1  $         9.2  $         9.2  $     1,089.5  $     1,148.9  $    1,089.5
                       =============  =============  =============  =============  =============  =============

Proceeds from sales of available-for-sale securities were $76.4 million and $74.2 million in 1995 and 1994, respectively. Gross realized gains and losses for the years 1995 and 1994 were not material.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 3.  EQUITY INVESTMENT IN FORD HOLDINGS

Ford Holdings is a holding company owned by Ford Credit and Ford, the primary activities of which consist of consumer and commercial financing operations, insurance underwriting, and equipment leasing. These activities are conducted through Ford Holdings' wholly owned subsidiaries, The American Road Insurance Company ("TARIC") and USL Capital Corporation ("USL Capital"), and through the subsidiaries of Ford FSG, Inc. ("FFSGI"), a holding company owned by Ford and Ford Holdings, the primary subsidiaries of which are Associates First Capital Corporation and Ford Credit Europe.

During 1995, TARIC agreed to sell its annuity business to SunAmerica, Inc. for $172.5 million. The sale is expected to be completed in early 1996. TARIC recognized a one-time charge to earnings in the fourth quarter related to the sale. The charge was not material to Ford Holdings' 1995 financial results.

In addition, Ford Motor Company previously announced that it is reviewing possible strategic actions with respect to its Financial Services Group which could include the partial or complete sale of USL Capital. Any such sale could include all or a portion of Ford Credit's diversified assets, which total about $3.3 billion, managed by USL Capital.

At December 31, 1995 and 1994, Ford Credit owned 45% of Ford Holdings' common stock. This represented 45% of the voting power in Ford Holdings at December 31, 1995 and 33.8% of the voting power at December 31, 1994. Ford owns the remaining common stock in Ford Holdings, representing 55% and 41.2% of the voting power at December 31, 1995 and December 31, 1994, respectively. The increase in voting power in 1995 resulted from a merger between Ford Holdings and Ford Holdings Capital Corporation, effective December 31, 1995, which resulted in the cash out of all of the outstanding voting preferred stock of Ford Holdings.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 3.  EQUITY INVESTMENT IN FORD HOLDINGS (continued)

Condensed financial information of Ford Holdings as of December 31 was as follows:

                                                                  1995              1994             1993
                                                              ------------     -------------    -------------
                                                                               (in millions)
   INCOME STATEMENT
       Revenue                                                $    7,047.4     $     5,880.5    $     5,291.8
       Income before income taxes                                  1,107.1             940.5            830.6
       Net income                                                    690.0             609.3            511.4
       Preferred stock dividend requirements                         129.8              97.5             74.9
       Income available for common stockholders                      560.2             511.8            436.5

   BALANCE SHEET
       Assets
          Cash and investments in securities                  $    2,508.2     $     5,947.0    $     5,100.7
          Finance receivables, net                                 1,478.3          29,361.7         24,376.6
          Investment in Ford FSG, Inc.                             3,390.0                 -                -
          Accounts receivable (including affiliated
              companies) and other assets                          7,743.0           9,064.5          9,121.5
                                                              ------------     -------------    -------------

              Total assets                                    $   15,119.5     $    44,373.2    $    38,598.8
                                                              ============     =============    =============

       Liabilities
          Accounts payable (including affiliated
              companies) and other liabilities                $    3,756.1     $     5,537.8    $     4,738.3
          Debt payable within one year                             2,248.0          16,054.9         13,802.1
          Long-term debt                                           4,486.8          17,765.1         15,767.7
                                                              ------------     -------------    -------------

              Total liabilities                                   10,490.9          39,357.8         34,308.1

       Stockholders' equity                                        4,628.6           5,015.4          4,290.7
                                                              ------------     -------------    -------------

              Total liabilities and stockholders'
                equity                                        $   15,119.5     $    44,373.2    $    38,598.8
                                                              ============     =============    =============

Ford Credit's equity in the net assets of Ford Holdings at December 31, 1995 and 1994 was $1,697 million and $1,342 million, respectively.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 3.  EQUITY INVESTMENT IN FORD HOLDINGS (continued)

Reorganization

In the Fourth Quarter of 1995, as part of a reorganization of Ford's Financial Services Group, a merger between Ford Holdings and Ford Holdings Capital Corporation resulted in the cash out of all of the outstanding voting preferred stock of Ford Holdings (totaling about $2 billion). Ford Holdings funded the cash out of the voting preferred stock primarily with bank loans. As a result, the common stock of Ford Holdings, which is owned by Ford and Ford Credit, is the only class of voting stock outstanding at December 31, 1995. In the Fourth Quarter 1995, Ford Holdings also contributed its ownership interest in Associates First Capital Corporation to FFSGI in exchange for 100% of the common stock of FFSGI and the assumption by FFSGI of certain debt of FHI. Thereafter, Ford contributed to FFSGI all of its interest in Ford Credit Europe plc ("FCE"), a public limited company incorporated under the laws of England. In exchange for Ford's contribution of its interest in FCE to FFSGI, Ford received a class of common stock in FFSGI that has controlling voting power of FFSGI but otherwise is equal to all other common stock of FFSGI as to the payment of dividends, etc.

In 1996, it is expected that all or substantially all of Ford Credit's interest in Ford Holdings will be redeemed for ownership of TARIC, cash, and notes estimated to be approximately $3 billion. The actual amounts will be based on a valuation of Ford Holdings at the redemption date.

Assuming the redemption had taken place on January 1, 1995, unaudited pro forma net income would have been lower by approximately $136 million in 1995. The pro forma effect of this transaction on Ford Credit's balance sheet would not have been material. The pro forma results are not necessarily indicative of future operating results or the results that might have occurred had the transaction taken place on January 1, 1995.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 4.  FINANCE RECEIVABLES

Finance receivables at December 31 were as follows:

                                                                                     1995           1994
                                                                                 -----------    -----------
                                                                                       (in millions)
   Retail                                                                      $   43,773.2     $   40,566.6
   Wholesale                                                                       16,506.9         15,252.9
   Diversified                                                                      2,736.8          2,738.2
   Other                                                                            4,630.6          4,263.8
                                                                               ------------     ------------
                Total finance receivables                                          67,647.5         62,821.5
       Add:     Loan origination costs, net                                           220.5            155.6
       Less:    Unearned income                                                    (6,155.1)        (5,371.0)
                Allowance for credit losses                                          (669.1)          (659.6)
                                                                               ------------     ------------

                Finance receivables, net                                       $   61,043.8     $   56,946.5
                                                                               ============     ============

Included in finance receivables is a total of $1.3 billion owed by three customers with the largest receivable balances. During 1995 and 1994, Ford Credit issued irrevocable standby letters of credit in the amount of $267 million and $295 million, respectively, on behalf of one of these customers. A major portion of these amounts are guaranteed by Ford.

Ford Credit periodically sells finance receivables under agreements which contain recourse provisions. Reserves for estimated losses under the recourse provisions are provided at the time of the sales based principally on historical loss experience. Ford Credit continues to service the sold receivables for a fee. Ford Credit's servicing portfolio relating to these finance receivables sales amounted to $9.2 billion and $8.1 billion at December 31, 1995 and 1994, respectively.

The maturities of finance receivables outstanding at December 31, 1995 were as follows:

                                                   DUE IN YEAR
                                             ENDING DECEMBER 31                     DUE
                                   ------------------------------------------      AFTER
                                         1996          1997         1998            1998          TOTAL
                                   -------------   ------------  ------------   -------------  ------------
                                                               (in millions)
   Retail                          $    16,771.8  $    11,844.2  $   8,639.0    $    6,518.2   $    43,773.2
   Wholesale                            15,968.5          275.9        218.4            44.1        16,506.9
   Diversified                             155.0          142.4        118.3         2,321.1         2,736.8
   Other                                 2,913.2          147.7        146.6         1,423.1         4,630.6
                                   -------------  -------------  -----------    ------------   -------------

                 Total             $    35,808.5  $    12,410.2  $   9,122.3    $   10,306.5   $    67,647.5
                                   =============  =============  ============   ============   =============

It is Ford Credit's experience that a substantial portion of finance receivables are repaid before contractual maturity dates. The above table, therefore, is not to be regarded as a forecast of future cash collections.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 4.  FINANCE RECEIVABLES (continued)

Installments, including interest, past-due 60 days or more and the aggregate receivable balances related to such past-due installments were as follows:

                                           DECEMBER 31, 1995                 DECEMBER 31, 1994
                                      ---------------------------       ---------------------------
                                      INSTALLMENTS       BALANCES       INSTALLMENTS       BALANCES
                                      ------------       --------       ------------       --------
                                                              (in millions)
   Retail                                  $   65.4         $  282.7         $   26.7         $  183.0
   Diversified                                    -              0.2              5.4              8.0
   Other                                       10.3             38.4              1.0              6.9
                                           --------         --------         --------         --------

                 Total                     $   75.7         $  321.3         $   33.1         $  197.9
                                           ========         ========         ========         ========

Included in retail and diversified receivables are investments in direct financing and leveraged leases related to the leasing of motor vehicles and various types of transportation and other equipment:

                                                                                      1995           1994
                                                                                 -----------    ------------
                                                                                       (in millions)
   Investment in direct financing leases
       Minimum lease rentals                                                     $   1,735.5    $    1,843.7
       Estimated residual values                                                     1,315.0         1,420.3
       Lease origination costs                                                          13.1             7.1
          Less:    Unearned income                                                    (456.7)         (467.6)
                   Allowance for credit losses                                         (43.1)          (43.5)
                                                                                 -----------    ------------
                   Net investment in direct
                    financing leases                                             $   2,563.8    $    2,760.0
                                                                                 ===========    ============

Minimum direct financing lease rentals (including executory costs of $26.4 million) for each of the five succeeding years are as follows (in millions):
1996 - $704.8; 1997 - $526.5; 1998 - $319.9; 1999 - $174.9; 2000 - $6.7;
thereafter - $29.1.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 4.  FINANCE RECEIVABLES (continued)

                                                                                       1995           1994
                                                                                 -------------  ------------
                                                                                        (in millions)
   Investment in leveraged leases
       Rentals receivable (net of principal
              and interest on nonrecourse debt)                                  $    1,540.0   $    1,491.9
       Estimated residual values                                                        564.6          543.1
       Lease origination costs                                                            3.0            3.5
          Less:    Unearned income                                                     (445.9)        (427.7)
                   Allowance for credit losses                                          (19.2)         (22.8)
                                                                                 ------------   ------------

                   Investment in leveraged leases                                     1,642.5        1,588.0

          Less deferred income taxes arising
                   from leveraged leases                                             (1,490.1)      (1,427.8)
                                                                                 ------------   ------------

                   Net investment in leveraged leases                            $      152.4   $      160.2
                                                                                 ============   ============


NOTE 5.  NET INVESTMENT, OPERATING LEASES

Operating leases at December 31 were as follows:

                                                                                    1995             1994
                                                                               ------------     ------------
                                                                                        (in millions)
   Investment in operating leases
       Vehicles and other equipment, at cost                                   $   30,448.4     $   24,817.8
       Lease origination costs                                                         44.4             34.9
          Less:    Accumulated depreciation                                        (5,423.8)        (4,602.9)
                   Allowance for credit losses                                       (258.2)          (255.9)
                                                                               ------------     ------------

                   Net investment in operating leases                          $   24,810.8     $   19,993.9
                                                                               ============     ============

Future minimum rentals on operating leases are as follows (in millions):  1996
- $5,574.3; 1997 - $2,188.3; 1998 - $162.2; 1999 - $1.0.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 6.  ALLOWANCE FOR CREDIT LOSSES

Following is an analysis of the allowance for credit losses relating to finance receivables and operating leases for the past three years:

                                                                            1995         1994         1993
                                                                       -----------   ----------  -----------
                                                                                    (in millions)
   Balance, beginning of year                                          $     915.5   $    915.5  $     915.5
       Additions                                                             437.9        246.5        270.2

       Deductions
          Losses                                                             557.0        377.8        391.8
          Recoveries                                                        (163.1)      (149.1)      (163.4)
                                                                       -----------   ----------  -----------

                 Net losses                                                  393.9        228.7        228.4

       Other changes, principally amounts relating
              to finance receivables and
              operating leases sold                                           32.2         17.8         41.8
                                                                       -----------   ----------  -----------

                 Net deductions                                              426.1        246.5        270.2
                                                                       -----------   ----------  -----------

   Balance, end of year                                                $     927.3   $    915.5  $     915.5
                                                                       ===========   ==========  ===========

Statement of Financial Accounting Standards No. 114, "Accounting by Creditors for Impairment of a Loan," was issued in May 1993 and amended in October 1994 by Statement of Financial Accounting Standards No. 118, "Accounting by Creditors for Impairment of a Loan - Income Recognition and Disclosures." The Standards apply to loans individually evaluated and do not apply to small dollar homogeneous loans, such as retail finance receivables, which are evaluated collectively based on historical experience. The Standards require that impaired loans be measured based on the present value of expected future cash flows discounted at the loan's effective interest rate. The company adopted these standards as of January 1, 1995 and the effect was not material. The amount of impaired loans outstanding at December 31, 1995 and the average recorded investment in impaired loans during the year was immaterial. Additionally, the amount included in the allowance for credit losses at December 31, 1995 pertaining to impaired loans is not material.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 7. OTHER ASSETS

Other assets consist of:

                                                                                          DECEMBER 31
                                                                                   -------------------------
                                                                                         1995         1994
                                                                                   ------------ ------------
                                                                                        (in millions)
   Investment in used vehicles held for
       resale, at estimated fair value                                             $    1,199.3 $    1,269.0
   Retained interest in sold receivables                                                1,062.7        895.2
   Deferred charges and other assets                                                      602.3        254.0
   Collateral held for resale                                                             340.7        297.3
   Property and equipment, net of
       accumulated depreciation of $55.7
       in 1995 and $49.9 in 1994                                                           88.4         83.5
                                                                                   ------------ ------------

              Total                                                                $    3,293.4 $    2,799.0
                                                                                   ============ ============





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 8.  DEBT

Debt at December 31 was as follows:

                                                         WEIGHTED AVERAGE(A)
                                                          INTEREST RATES                  BOOK VALUE
                                                   -------------------------    -----------------------------
                                                        1995          1994           1995             1994
                                                   -----------    ----------    ------------     ------------
                                                                                        (in millions)
   PAYABLE WITHIN ONE YEAR

     Commercial paper(B)                                                        $   34,978.3     $   33,228.9

     Other short-term debt(C)                                                        1,523.1          1,136.0
                                                                                ------------     ------------

               Total short-term debt                    5.87%         5.90%         36,501.4         34,364.9

     Senior notes payable
            within one year                             7.69%         7.79%          6,626.9          4,712.7
                                                                                ------------     ------------

               Total payable within
                    one year                            6.15%         6.13%         43,128.3         39,077.6
                                                                                ------------     ------------

   PAYABLE AFTER ONE YEAR

     Unsecured senior indebtedness
        Notes(D)                                        6.90%         7.02%         36,003.6         31,411.2

        Debentures                                      2.04%            -              29.1                -
        Unamortized premium/
            (discount)                                                                   6.1            (48.4)
                                                                                ------------     ------------

               Total payable after one year(B)                                      36,038.8         31,362.8
                                                                                ------------     ------------

               Total debt                               6.49%         6.53%     $   79,167.1     $   70,440.4
                                                                                ============     ============


  (A) Excludes the effect of interest rate swap agreements.
  (B) The average remaining maturities of commercial paper was 29 days at December 31, 1995 and 27 days at December 31, 1994. Unsecured senior notes and debentures mature at various dates through 2048. Maturities for the next five years are as follows (in millions): 1996 - $6,626,9; 1997 - $6,939.2; 1998 - $8,477.7; 1999 - $6,876.6; 2000 - $6,544.4;
      thereafter - $7,194.8.
  (C) Includes $35.9 million and $0 with an affiliated company at December 31, 1995 and 1994.
  (D) Includes $1,174.4 million and $0 with affiliated companies at December 31, 1995 and 1994.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 8. DEBT (continued)

Debt payable after one year at December 31, 1995 and 1994 included obligations of $24,620.3 million and $21,158.4 million, respectively, with fixed interest rates and $11,418.5 million and $10,204.4 million, respectively, with variable interest rates (generally based on LIBOR or other short-term rates).

Ford Credit and certain of its subsidiaries have entered into interest rate swap agreements to manage exposures to fluctuations in interest rates. The agreements had no material effect on the overall weighted-average interest rate on total debt as of December 31, 1995 and decreased the overall weighted-average interest rate on total debt to 6.17% from 6.53% as of December 31, 1994. The agreements decreased the long-term obligations subject to variable interest rates as of December 31, 1995 and 1994 to $8,607.7 and $6,857.4 million, respectively. In addition, the agreements decreased the Company's overall weighted-average effective interest rates for full year 1995 from 6.68% to 6.55% and full year 1994 from 5.82% to 5.51%. The effect of these agreements is to reduce the effect of interest rate changes on profitability. Approximately 27% of Ford Credit's interest rate swaps mature in 1996 and approximately 89% mature by 2000.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 8. DEBT (continued)

Debt at December 31 included obligations payable in foreign currencies and translated to U.S. dollars as follows:

                                                                                       December 31
                                                                             ----------------------------
                                                                                 1995             1994
                                                                             ------------     ------------
                                                                                     (in millions)
Canadian dollar                                                                  $4,099.8     $    3,451.4
Australian dollar                                                                 1,416.8          1,192.8
Japanese yen                                                                      1,726.4            655.1
German deutsche mark                                                                139.7            257.9
Luxembourg franc                                                                     68.0            125.5
Italian lira                                                                         31.5            123.0
European currency unit                                                              160.2            153.3
Swiss franc                                                                         108.7             95.3
Netherlands guilder                                                                 124.8                -
Indonesia rupiah                                                                     32.3                -
Mexican peso                                                                        116.8                -

Certain of these obligations are denominated in currencies other than the currency of the country of the issuer. Foreign currency swap agreements are used to hedge exposure to changes in exchange rates of such obligations. These obligations are translated to U.S. dollars in the financial statements at the year-end rates of exchange.

NOTE 9.  SUPPORT FACILITIES

Support facilities represent additional sources of funds, if required. At December 31, 1995, Ford Credit had approximately $27.4 billion of contractually committed facilities for use which included $7.6 billion of Ford bank lines that may be used by Ford Credit at Ford's option. These facilities have various maturity dates through June 2000. The entire $27.4 billion may be used, at Ford Credit's option, by its subsidiaries in Canada, Australia, Mexico, Japan, and Puerto Rico. Any such borrowing will be guaranteed by Ford Credit.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 10.  INCOME TAXES

Ford Credit and certain of its domestic subsidiaries join Ford in filing consolidated United States federal and state income tax returns. Pursuant to an arrangement with Ford, United States income tax liabilities or credits are allocated to Ford Credit in accordance with the contribution of Ford Credit and its subsidiaries to Ford's consolidated tax position.

The provision for income taxes was estimated as follows:

                                                                              1995         1994       1993
                                                                          ----------   ----------  ---------
                                                                                     (in millions)
   Currently (refundable)/payable
       U.S. federal                                                       $    (45.0)  $    286.4  $    30.8
       Foreign                                                                  22.3         41.9       33.0
       State and local                                                         (29.7)         1.5       39.7
                                                                          ----------   ----------  ---------

              Total currently (refundable)/payable                             (52.4)       329.8      103.5

   Deferred tax liability/(benefit)
       U.S. federal                                                            490.0        327.9      518.0
       Foreign                                                                   5.5         (6.6)      (6.5)
       State and local                                                          92.8         24.6       58.3
                                                                          ----------   ----------  ---------

              Total deferred                                                   588.3        345.9      569.8
                                                                          ----------   ----------  ---------

              Total provision                                             $    535.9   $    675.7  $   673.3
                                                                          ==========   ==========  =========

A reconciliation of the provision for income taxes as a percentage of income before income taxes, excluding equity in net income of affiliated companies and minority interest in net income of subsidiaries, with the United States statutory tax rate for the last three years is shown below:

                                                                              1995         1994       1993
                                                                              ----         ----       ----
   U.S. statutory tax rate                                                     35.0%        35.0%     35.0%
   Effect of (in percentage points)
       State and local income taxes                                             2.4          2.4       3.6
       U.S. taxes attributable to foreign
          source income                                                        (2.4)         1.9       0.1
       Investment income not subject to tax or
          subject to tax at reduced rates                                      (1.6)        (0.9)     (1.0)
       Rate adjustments on deferred taxes                                         -         (1.7)      1.9
       Other                                                                   (1.4)         1.8       0.7
                                                                              -----        -----     -----

              Effective tax rate                                               32.0%        38.5%     40.3%
                                                                              =====        =====     =====





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 10.  INCOME TAXES (continued)

Deferred income taxes reflect the estimated tax effect of temporary differences between assets and liabilities for financial reporting purposes and those amounts as measured by tax laws and regulations. The components of deferred income tax assets and liabilities as of December 31 were as follows:

                                                                                    1995              1994
                                                                               ------------     -------------
                                                                                        (in millions)
   DEFERRED TAX LIABILITIES
   ------------------------

   Leasing transactions                                                        $    3,392.1     $     2,851.8
   Purchased tax benefits                                                             298.9             296.9
   Loan origination costs                                                              96.7              69.1
   Sales of receivables                                                                81.8              55.9
   Interest supplements                                                                 9.0             (40.5)
   Other                                                                              105.5              57.6
                                                                               ------------     -------------

       Total deferred tax liabilities                                               3,984.0           3,290.8

   DEFERRED TAX ASSETS
   -------------------

   Provision for credit losses                                                        460.8             481.4
   Alternative minimum tax                                                            289.9             227.3
   Employee benefit plans                                                             109.1              98.4
   Retail contract earnings method                                                     49.4              49.4
   Other                                                                               47.8              28.4
                                                                               ------------     -------------

       Total deferred tax assets                                                      957.0             884.9
                                                                               ------------     -------------

          Net deferred tax liabilities                                         $    3,027.0     $     2,405.9
                                                                               ============     =============


NOTE 11.  POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS

Ford Credit and certain of its subsidiaries provide selected health care and life insurance benefits for retired employees under unfunded plans sponsored by Ford and certain of its subsidiaries. Ford Credit's U.S. and Canadian employees may become eligible for those benefits if they retire while working for Ford Credit; however, benefits and eligibility rules may be modified from time to time. The estimated cost for postretirement health care benefits is accrued on an actuarially determined basis.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 11.  POSTRETIREMENT HEALTH CARE AND LIFE INSURANCE BENEFITS (continued)

Net postretirement benefit expense included the following:

                                                                                        1995          1994
                                                                                   -----------    ----------
                                                                                         (in millions)
Benefits attributed to employees' service                                          $      7.3     $      9.3
Interest on accumulated benefit obligation                                               13.1           14.7
                                                                                   -----------    ----------
   Net postretirement benefit expense                                              $     20.4     $     24.0
                                                                                   ===========    ==========

Retiree benefit payments                                                           $      3.4     $      3.3


The status of these plans, reconciled with the amounts recognized in Ford Credit's balance sheet at December 31, was as follows:

                                                                                        1995          1994
                                                                                   -----------    ----------
                                                                                         (in millions)
Accumulated Postretirement Benefit Obligation
---------------------------------------------

Retirees                                                                            $    57.0     $     45.8
Active employees eligible to retire                                                      26.7           20.8
Other active employees                                                                  137.8          100.4
                                                                                   ----------     ----------
   Total accumulated obligation                                                         221.5          167.0
Unamortized amendments                                                                    2.0            2.2
Unamortized net gain                                                                      3.9           39.5
                                                                                   ----------     ----------

   Accrued liability                                                               $    227.4     $    208.7
                                                                                   ==========     ==========

Assumptions:
   Discount rate at year-end                                                             7.25%         8.75%
   Present health care cost trend rate                                                    9.5%          9.2%
   Ultimate trend rate in ten years                                                       5.5%          5.5%
   Weighted-average trend rate                                                            6.6%          6.6%


Changing the assumed health care cost trend rates by one percentage point would change the aggregate service and interest cost components of net periodic postretirement benefit cost for 1995 by $4 million and the accumulated postretirement benefit obligation at December 31, 1995 by $34 million.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 12.  TRANSACTIONS WITH AFFILIATED COMPANIES

An agreement with Ford provides for payments by Ford to Ford Credit that would maintain Ford Credit's consolidated income before income taxes and net income at specified minimum levels. No payments were required under the agreement during 1995, 1994, or 1993.

Ford Credit and its subsidiaries, from time to time, purchase accounts receivable of certain divisions and subsidiaries of Ford. The amount of such receivables outstanding was $1,288.6 million at December 31, 1995 and $1,218.5 million at December 31, 1994. Ford has provided Ford Credit with certain guarantees related to the purchase of these receivables. Agreements with Ford and other affiliates also provide for payments to Ford Credit for interest supplements and other support costs on certain financing and leasing transactions. Amounts included in the income statement for these and other transactions with Ford were as follows (in millions): 1995 - $856.3; 1994 - $570.2; 1993 - $583.0. Ford Credit and its subsidiaries purchase from Ford and affiliates certain vehicles which were previously acquired by Ford principally from its fleet and rental car customers. The cost of these vehicles held for resale and included in other assets at December 31 was as follows (in millions): 1995 - $532.9; 1994 - 556.8. Ford Credit also has entered into a sale/leaseback agreement with Ford for vehicles leased to employees of Ford and its subsidiaries. The net investment in these vehicles included in operating leases at December 31 was as follows (in millions): 1995 - $704.6; 1994 - $592.4.

Investments in securities include preferred stock of a nonaffiliate ($324.0 million) and of an affiliate ($485.9 million) which were acquired from Ford. Investments in these securities are recorded at cost. Ford has provided Ford Credit with certain guarantees related to Ford Credit's investment and return on investment in this preferred stock, and for certain related finance receivables. Amounts related to these transactions included in investment and other income were as follows (in millions): 1995 - $69.1; 1994 - $54.5; 1993 - $52.7.

Ford Credit and its subsidiaries receive technical and administrative advice and services from Ford and its subsidiaries, occupy office space furnished by Ford and its subsidiaries and utilize data processing facilities maintained by Ford. Payments to Ford and its subsidiaries for such advice and services are charged to operating expenses and were as follows (in millions): 1995 - $60.6; 1994 - $61.9; 1993 - $57.1.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 12.  TRANSACTIONS WITH AFFILIATED COMPANIES (continued)

Retirement benefits are provided under defined benefit plans for employees of Ford Credit and its subsidiaries in the United States by the Ford General Retirement Plan and for employees of the foreign subsidiaries in Australia and Canada by the respective Ford retirement plans. Employee retirement plan costs allocated to Ford Credit and its subsidiaries from Ford and charged to operating expenses were as follows (in millions): 1995 - $14.5; 1994 - $14.8; 1993 - $5.8.

At December 31, 1995 and 1994, Ford Credit had guaranteed $196.2 million and $155.2 million of debt outstanding of other subsidiaries of Ford.

See other notes for additional information regarding transactions with affiliated companies.


NOTE 13.  LITIGATION AND CLAIMS

Various legal actions, governmental proceedings and other claims are pending or may be instituted or asserted in the future against Ford Credit and its subsidiaries. Certain of the pending legal actions are, or purport to be, class actions. Some of these matters involve or may involve compensatory, punitive or antitrust or other treble damage claims in very significant amounts or other relief which, if granted, would require very significant expenditures.

Litigation is subject to many uncertainties, the outcome of individual litigated matters is not predictable with assurance and it is reasonably possible that some of the foregoing matters could be decided unfavorably to Ford Credit or the subsidiary involved. Although the amount of liability at December 31, 1995 with respect to these matters cannot be ascertained, Ford Credit believes that any resulting liability should not materially affect the consolidated financial position or results of operations of Ford Credit and its subsidiaries.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 14.  FINANCIAL INSTRUMENTS

Book and Estimated Fair Value of Financial Instruments

The estimated fair value of financial instruments held by Ford Credit and its subsidiaries at December 31, and the valuation techniques used to estimate the fair value, were as follows:

                                                   1995                                 1994
                                       -------------------------------      ------------------------------
                                                             ESTIMATED                           ESTIMATED
                                              BOOK              FAIR              BOOK             FAIR
                                              VALUE            VALUE              VALUE            VALUE
                                       ---------------   ---------------    --------------    --------------
                                                (in millions)                        (in millions)
Assets
------

Cash and cash equivalents              $       1,355.9   $       1,355.9    $        292.0    $        292.0
Investments in securities                      1,914.1           1,973.5           1,596.3           1,590.1
Finance receivables                           56,886.2          56,341.4          52,015.0          51,470.3
Other assets                                   1,062.7           1,062.7             895.2             895.2

Liabilities
-----------

Debt payable within one year           $      43,128.3   $      43,128.3    $     39,077.6    $     39,077.6
Debt payable after one year                   36,038.8          37,274.4          31,362.8          30,282.6
Derivative Contracts:
   Foreign exchange
         instruments
      Contracts with unrealized
         gains                                   (25.4)            136.2             (28.3)            187.2
      Contracts with unrealized
         losses                                  (14.0)            (83.6)             (0.5)            (17.7)
   Interest rate instruments
      Contracts with unrealized
         gains                                    29.4             514.4              17.9             409.9
      Contracts with unrealized
         losses                                  (33.0)           (230.9)             27.1            (576.4)

CASH AND CASH EQUIVALENTS. The book value approximates fair value because of the short maturity of these instruments.

INVESTMENTS IN SECURITIES. The estimated fair value of investments in marketable equity and debt securities are estimated based on market prices. Book value of investments in non-marketable equity securities approximate fair value (See Note 2.).





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 14.  FINANCIAL INSTRUMENTS (continued)

FINANCE RECEIVABLES. The fair value of substantially all receivables is estimated by discounting future cash flows using an estimated discount rate which reflects the current credit, interest rate and prepayment risks associated with similar types of instruments. For receivables with short maturities, the book values approximate fair values. Finance receivables excluded from fair market valuation include direct financing and leveraged lease investments.

OTHER ASSETS. Included in other assets is the retained interest in sold receivables and related amounts. These amounts are recorded at the present value of estimated future cash flows discounted at rates commensurate with this type of instrument, which approximates fair value.

DEBT PAYABLE WITHIN ONE YEAR. The book value approximates fair value because of the short maturity of these instruments.

DEBT PAYABLE AFTER ONE YEAR. The fair value is estimated based on quoted market prices or current rates for similar debt with the same remaining maturities.

Financial Instruments with Off-Balance-Sheet Risk

The following sections describe the various off-balance-sheet financial instruments that Ford Credit and its subsidiaries held as of December 31, 1995 and 1994. Also included is a brief discussion of the estimated fair value of those contracts and certain risks associated with holding those contracts through maturity.

FOREIGN EXCHANGE INSTRUMENTS. Ford Credit and certain of its subsidiaries have entered into foreign currency swap agreements to manage exposure to foreign exchange rate fluctuations. At December 31, 1995 and 1994, the total notional amount of Ford Credit's foreign currency swaps outstanding was $2.2 billion and $1.5 billion, respectively. These exchange agreements hedge principal and interest payments on debt that are denominated in foreign currencies. The book value of the foreign currency swap agreements represents the amount payable to the counterparty since the last settlement date. The fair value of these foreign exchange agreements was estimated using current market rates.

In the unlikely event that a counterparty fails to meet the terms of the contract, Ford Credit's market risk is the fair value of the agreements.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 14.  FINANCIAL INSTRUMENTS (continued)

INTEREST RATE INSTRUMENTS. Ford Credit and certain of its subsidiaries have entered into interest rate swap agreements to manage exposure to fluctuations in interest rates. The underlying notional amount on which Ford Credit has interest rate swaps outstanding aggregated $54.6 billion at December 31, 1995 and $46.3 billion at December 31, 1994.

Interest rate swap agreements involve the exchange of interest obligations on fixed and floating interest rate debt without the exchange of the underlying principal amounts. The differential paid or received on interest rate swap agreements is recognized as an adjustment to interest expense over the term of the underlying debt agreement. The book value of the interest rate swap agreements represents the differential receivable or payable with a swap counterparty since the last settlement date.

The fair value of interest rate instruments is the estimated amount Ford Credit would receive or pay to terminate the agreement or contract. The fair value is calculated using current market rates and the remaining terms of the agreements or contracts. Unrealized gains and losses are netted for individual counterparties. In the unlikely event that a counterparty fails to meet the terms of an interest rate instrument, Ford Credit's exposure is the fair value of the contracts.

Concentrations of Credit Risk

Ford Credit controls its credit risk through credit standards, limits on exposure and by monitoring the financial condition of other parties. The majority of Ford Credit's finance receivables are geographically diversified throughout the United States. Foreign finance receivables are concentrated in Canada, Australia, and Mexico.





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 15. SEGMENTS INFORMATION

Total revenue and income before income taxes and assets identifiable with United States and foreign operations were as follows:

                                                                       1995           1994            1993
                                                                 -------------   -------------   ------------
                                                                                 (in millions)
   Total revenue
       United States operations                                  $    12,056.2   $    9,624.1    $    7,694.8
       Foreign operations                                              1,053.9          765.2           643.6
                                                                 -------------   ------------    ------------
                 Total revenue                                   $    13,110.1   $   10,389.3    $    8,338.4
                                                                 =============   ============    ============

   Income before income taxes
       United States operations                                  $     1,634.0   $   1, 689.1    $    1,610.3
       Foreign operations                                                 55.9           77.5            66.4
       Equity in net income of affiliated
          companies                                                      255.4          232.5           198.3
                                                                 -------------   ------------    ------------
                 Total income before income taxes                $     1,945.3   $    1,999.1    $    1,875.0
                                                                 =============   =============   ============

   Assets at December 31
       United States operations                                  $    85,698.1   $   76,310.5    $   64,081.8
       Foreign operations                                              7,140.6        5,567.5         4,371.1
       Equity in net assets of affiliated
          companies                                                    1,728.0        1,346.5         1,201.9
                                                                 -------------   ------------    ------------
                 Total assets                                    $    94,566.7   $   83,224.5    $   69,654.8
                                                                 =============   ============    ============





                                   Continued

                   FORD MOTOR CREDIT COMPANY AND SUBSIDIARIES

NOTE 16. SELECTED QUARTERLY FINANCIAL DATA
(UNAUDITED)

Selected financial data by calendar quarter for the past two years were as follows:


                          TOTAL           DEPRECIATION ON         INTEREST       PROVISION FOR       NET
                          REVENUE         OPERATING LEASES        EXPENSE        CREDIT LOSSES       INCOME
                       -------------  ------------------------  -----------   ------------------  -----------
                                                        (in millions)
1995
  First Quarter        $     3,058.9        $    1,184.5        $   1,156.6        $    77.3      $     287.9
  Second Quarter             3,254.2             1,255.9            1,245.1             79.2            341.2
  Third Quarter              3,330.6             1,303.8            1,222.2            132.9            357.4
  Fourth Quarter             3,466.4             1,296.7            1,333.3            148.5            408.7
                       -------------        ------------        -----------        ---------      -----------

       Full Year       $    13,110.1        $    5,040.9        $   4,957.2        $   437.9      $   1,395.2
                       =============        ============        ===========        =========      ===========

1994
  First Quarter        $     2,257.2        $      809.5        $     760.2        $    71.1      $     298.8
  Second Quarter             2,593.4               934.9              845.4             61.2            368.6
  Third Quarter              2,649.9             1,039.3              905.0             39.3            314.8
  Fourth Quarter             2,888.8             1,126.3            1,030.2             74.9            330.5
                       -------------        ------------        -----------        ---------      -----------

       Full Year       $    10,389.3        $    3,910.0        $   3,540.8        $   246.5      $   1,312.7
                       =============        ============        ===========        =========      ===========